UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
Current Report
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Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 24, 2017

Date of Report (Date of earliest event reported)

 _______________

BANK MUTUAL CORPORATION

(Exact name of registrant as specified in its charter)

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WISCONSIN	000-31207	39-2004336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 West Brown Deer Road

Milwaukee, Wisconsin 53223

(Address and zip code of principal executive offices)

(414) 354-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the special meeting of shareholders of Bank Mutual Corporation, a Wisconsin corporation (the “Company”) on October 24, 2017 (the “Special Meeting”), the Company’s shareholders: (i) approved the Agreement and Plan of Merger, dated as of July 20, 2017 (the “Merger Agreement”), by and between Associated Banc-Corp, a Wisconsin corporation, and the Company; and (ii) approved, in an advisory (non-binding) vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger contemplated by the Merger Agreement. There were 45,932,253 outstanding shares eligible to vote as of September 12, 2017, the record date for the Special Meeting.

The proposal to approve the Merger Agreement received the following votes:

Votes for approval:	33,079,173
Votes against:	1,123,976
Abstentions:	350,442

The advisory proposal to approve certain compensation, as described above, received the following votes:

Votes for approval:	27,873,286
Votes against:	5,847,181
Abstentions:	833,124

Because there were sufficient votes to approve the Agreement and Plan of Merger and the compensation arrangements, no vote was called to adjourn the Special Meeting to solicit additional votes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2017		BANK MUTUAL CORPORATION
(Registrant)

	By:	/s/ Michael W. Dosland
Michael W. Dosland
Senior Vice President and
Chief Financial Officer

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